SERVICING AGREEMENT

Calvert Group Funds
Calvert Shareholder Services, Inc.

REVISED SCHEDULE A

(Effective January 1, 2007)

For its services under this Servicing Agreement, Calvert Shareholder Services, Inc. is entitled to receive the following fees from the Calvert Group Funds (other than Calvert Variable Series, Inc., which is covered by a separate revised fee schedule below):

Fund and Portfolio	Annual Account Fee*
First Variable Rate Fund for government income
Calvert First Government Money Market Fund	$21.00

Calvert Tax-Free Reserves
Money Market Portfolio	$21.00
Limited-Term Portfolio	$8.00
Long-Term Portfolio	$8.00
Vermont Municipal Portfolio	$8.00

Calvert Municipal Fund, Inc.
Calvert National Municipal Intermediate Fund	$8.00

Calvert Cash Reserves
Institutional Prime Fund	$21.00

The Calvert Fund
Calvert Income Fund	$8.00
Calvert New Vision Small Cap Fund	$8.00
Calvert Short Duration Income Fund	$8.00
Calvert Long-Term Income Fund	$8.00
Calvert Ultra-Short Floating Income Fund	$8.00

Calvert Social Investment Fund
Money Market Portfolio	$21.00
Bond Portfolio	$8.00
Balanced Portfolio	$8.00
Equity Portfolio	$8.00
Enhanced Equity Portfolio	$8.00
Calvert Conservative Allocation Fund	$8.00
Calvert Moderate Allocation Fund	$8.00
Calvert Aggressive Allocation Fund	$8.00

Calvert World Values Fund, Inc.
Calvert World Values International Equity Fund	$8.00
Calvert Capital Accumulation Fund	$8.00

Calvert Social Index Series, Inc.
Calvert Social Index Fund	$8.00

Calvert Impact Fund, Inc.
Calvert Large Cap Growth Fund	$8.00
Calvert Small Cap Value Fund	$8.00
Calvert Mid Cap Value Fund	$8.00

For its services under this Servicing Agreement, Calvert Shareholder Services, Inc. is entitled to receive the following fees from Calvert Variable Series, Inc.:

Fund and Portfolio	Fee**
CALVERT VARIABLE SERIES, INC.
Calvert Social Small Cap Growth Portfolio	1.5 bps
Calvert Social Mid Cap Growth Portfolio	1.5 bps
Calvert Social International Equity Portfolio	1.5 bps
Calvert Social Balanced Portfolio	1.5 bps
Calvert Social Equity Portfolio	1.5 bps
Calvert Income Portfolio	1.5 bps
Ameritas Income & Growth Portfolio	1.5 bps
Ameritas Small Capitalization Portfolio	1.5 bps
Ameritas MidCap Growth Portfolio	1.5 bps
Ameritas Index 500 Portfolio	1.5 bps
Ameritas Money Market Portfolio	1.5 bps
Ameritas Focused MidCap Value Portfolio	1.5 bps
Ameritas Small Company Equity Portfolio	1.5 bps
Ameritas Core Strategies Portfolio	1.5 bps

CALVERT SHAREHOLDER SERVICES, INC.	CALVERT GROUP FUNDS

By: ____________________________________ Ronald M. Wolfsheimer	By: ____________________________________ William M. Tartikoff
Title: Senior Vice President, Chief Financial and Administrative Officer	Title: Vice President & Secretary
Date: December ___, 2006	Date: December ___, 2006

* Account fees are charged monthly based on the highest number of non-zero balance accounts outstanding during the month.

** This is a total fee which combines the Transfer Agent (BFDS) fee and Servicing Agent (CSSI) fee.

Schedule revised effective January 1, 2007